News Release

FIRST FINANCIAL CORPORATION
One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

For more information contact:
February 7, 2017	Rodger A. McHargue at (812) 238-6334

First Financial Corporation reports 2016 results

TERRE HAUTE, INDIANA - First Financial Corporation (NASDAQ:THFF) today announced results for the fourth quarter of 2016. Net income increased 17.29% to $8.3 million compared to $7.1 million for the same period of 2015. Diluted net income per common share increased 21.43% to $0.68 from $0.56 for the comparable period of 2015.

The Corporation further reported net income of $38.4 million for the twelve months ended December 31, 2016 versus $30.2 million for the comparable period of 2015, an increase of 27.21%. Diluted net income per common share also increased 32.77% to $3.12 for the twelve months ended December 31, 2016 versus $2.35 for the comparable period of 2015. This increase included an after-tax gain on the sale of the Corporation’s insurance subsidiary of $5.8 million. Return on assets for the twelve months ended December 31, 2016 was 1.30% compared to 1.01% for the twelve months ended December 31, 2015.

Norman L. Lowery, President and Chief Executive Officer, commented, “We are pleased with our 2016 results. Net income was the highest in the history of the company and we had another solid quarter of loan growth.”

Book value per share was $33.92 at December 31, 2016, a 5.32% increase from the $32.21 at December 31, 2015. Shareholders’ equity increased to $414.4 million on December 31, 2016 from $410.3 million on December 31, 2015.

On February 3, 2016 the Corporation announced a stock repurchase plan to acquire 5% of the Corporation’s outstanding common stock. The Corporation has repurchased a total of 565,618 shares under the plan.

Average total loans for the fourth quarter of 2016 were $1.83 billion, an increase of $81.0 million or 4.63%, versus the $1.75 billion for the comparable period in 2015. Total loans outstanding were $1.84 billion as of December 31, 2016, an increase from $1.76 billion as of December 31, 2015. On a linked quarter basis, average total loans increased $29.8 million for the quarter ended December 31, 2016, or 1.66%, from $1.80 billion for the quarter ending September 30, 2016.

Average total deposits for the quarter ended December 31, 2016 were $2.46 billion versus $2.44 billion for the quarter ended December 31, 2015. On a linked quarter basis, average deposits increased $64.65 million for the quarter ended December 31, 2016 from the $2.40 billion for the quarter ending September 30, 2016.

The company’s tangible common equity to tangible asset ratio was 12.80% at December 31, 2016, compared to 12.51% at December 31, 2015.

Net interest income for the fourth quarter of 2016 was $26.4 million compared to the $26.0 million reported for the same period of 2015. The net interest margin for the twelve months ended December 31, 2016 unchanged at 4.04% compared to December 31, 2015.

The provision for loan losses for the three months ended December 31, 2016 was $939 thousand compared to $1.05 million for the fourth quarter of 2015. Net charge-offs were $1.2 million for the fourth quarter of 2016 compared to $1.0 million in the same period of 2015. The Corporation’s allowance for loan losses as of December 31, 2016 was $18.8 million compared to $19.9 million as of December 31, 2015. The allowance for loan losses as a percent of total loans was 1.02% as of December 31, 2016 compared to 1.13% as of December 31, 2015.

Nonperforming loans decreased 10.96% to $22.7 million as of December 31, 2016 versus $25.5 million as of December 31, 2015. The ratio of nonperforming loans to total loans and leases was 1.42% as of December 31, 2016 versus 1.44% as of December 31, 2015.

Non-interest income for the three months ended December 31, 2016 was $8.4 compared to $9.4 million as of December 31, 2015. The decline was primarily related to the sale of the Corporation’s insurance subsidiary which reduced insurance commissions by $1.7 million quarter-over-quarter.

Non-interest expense for the three months ended December 31, 2016 decreased $2.8 million to $22.2 million compared to $24.9 million in 2015. On a quarter-over-quarter basis, salaries and employee benefits decreased $1.9 million driven by lower health insurance and pension expense. The Corporation’s efficiency ratio was 57.13% for the year ending December 31, 2016 versus 65.63% for the same period in 2015.

First Financial Corporation is the holding company for First Financial Bank N.A. in Indiana and Illinois, and The Morris Plan Company of Terre Haute.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
END OF PERIOD BALANCES
Assets	$2,988,527	$3,019,323	$2,979,585	$2,988,527	$2,979,585
Deposits	$2,428,526	$2,479,241	$2,442,369	$2,428,526	$2,442,369
Loans	$1,839,180	$1,821,525	$1,763,808	$1,839,180	$1,763,808
Allowance for Loan Losses	$18,773	$19,074	$19,946	$18,773	$19,946
Total Equity	$414,395	$422,374	$410,316	$414,395	$410,316
Tangible Common Equity	$377,931	$385,766	$367,649	$377,931	$367,649

AVERAGE BALANCES
Total Assets	$2,970,031	$2,977,329	$2,974,567	$2,963,380	$2,976,931
Earning Assets	$2,778,369	$2,742,151	$2,735,328	$2,748,165	$2,744,469
Investments	$923,957	$936,059	$950,245	$940,490	$964,309
Loans	$1,830,628	$1,800,796	$1,749,261	$1,792,609	$1,761,888
Total Deposits	$2,464,246	$2,399,596	$2,443,478	$2,426,203	$2,446,331
Interest-Bearing Deposits	$1,895,665	$1,855,077	$1,889,350	$1,875,226	$1,901,623
Interest-Bearing Borrowings	$35,531	$59,815	$41,269	$46,556	$47,107
Total Equity	$405,261	$433,511	$408,730	$415,032	$404,845

INCOME STATEMENT DATA
Net Interest Income	$26,406	$26,351	$26,012	$104,973	$104,507
Net Interest Income Fully Tax Equivalent	$27,956	$27,907	$27,561	$111,156	$110,744
Provision for Loan Losses	$939	$1,091	$1,050	$3,300	$4,700
Non-interest Income	$8,428	$7,923	$9,389	$46,931	$39,179
Non-interest Expense	$22,195	$22,006	$24,943	$90,308	$98,398
Net Income	$8,344	$8,162	$7,114	$38,413	$30,196

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$0.68	$0.68	$0.56	$3.12	$2.35
Cash Dividends Declared Per Common Share	$0.50	$0.50	$0.49	$0.50	$0.98
Book Value Per Common Share	$33.92	$33.89	$32.21	$33.92	$32.21
Tangible Book Value Per Common Share	$30.94	$30.88	$28.86	$30.94	$28.86
Basic Weighted Average Common Shares Outstanding	12,201	12,236	12,722	12,317	12,836

Key Ratios	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
Return on average assets	1.12%	1.10%	0.96%	1.30%	1.01%
Return on average common shareholder's equity	8.24%	7.23%	6.96%	9.26%	7.46%
Efficiency ratio	61.00%	61.42%	67.51%	57.13%	65.63%
Average equity to average assets	13.65%	14.56%	13.74%	14.01%	13.60%
Net interest margin	4.01%	4.05%	4.04%	4.04%	4.04%
Net charge-offs to average loans and leases	0.27%	0.34%	0.20%	0.25%	0.14%
Loan and lease loss reserve to loans and leases	1.02%	1.05%	1.13%	1.02%	1.13%
Loan and lease loss reserve to nonperforming loans and other real estate	74.50%	65.69%	68.96%	74.50%	68.96%
Nonperforming loans to loans	1.43%	1.61%	1.46%	1.43%	1.46%
Tier 1 leverage	13.39%	13.23%	12.92%	13.39%	12.92%
Risk-based capital - Tier 1	17.43%	17.46%	17.69%	17.43%	17.69%

Asset Quality	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
Accruing loans and leases past due 30-89 days	$10,757	$6,983	$12,294	$10,757	$12,294
Accruing loans and leases past due 90 days or more	$610	$1,144	$964	$610	$964
Nonaccrual loans and leases	$13,492	$16,235	$14,634	$13,492	$14,634
Nonperforming loans and other real estate	$25,198	$29,037	$28,924	$25,198	$28,924
Other real estate owned	$2,531	$2,772	$3,466	$2,531	$3,466
Total nonperforming assets	$37,567	$40,548	$43,799	$37,567	$43,799
Total troubled debt restructurings	$8,565	$8,886	$9,860	$8,565	$9,860
Gross charge-offs	$2,743	$2,724	$1,931	$8,949	$8,528
Recoveries	$1,500	$1,202	$902	$4,473	$4,935
Net charge-offs/(recoveries)	$1,243	$1,522	$1,029	$4,476	$3,593

CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except per share data)

	December 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Cash and due from banks	$75,012	$88,695
Federal funds sold	6,952	9,815
Securities available-for-sale	853,725	891,082
Loans:
Commercial	1,106,182	1,043,980
Residential	423,911	444,447
Consumer	305,881	272,896
	1,835,974	1,761,323
(Less) plus:
Net deferred loan costs	3,206	2,485
Allowance for loan losses	(18,773)	(19,946)
	1,820,407	1,743,862
Restricted stock	10,359	10,838
Accrued interest receivable	12,311	11,733
Premises and equipment, net	49,240	50,531
Bank-owned life insurance	83,737	82,323
Goodwill	34,355	39,489
Other intangible assets	2,109	3,178
Other real estate owned	2,531	3,466
Other assets	37,789	44,573
TOTAL ASSETS	$2,988,527	$2,979,585

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$564,092	$563,302
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	43,759	46,753
Other interest-bearing deposits	1,820,675	1,832,314
	2,428,526	2,442,369
Short-term borrowings	80,989	33,831
FHLB advances	132	12,677
Other liabilities	64,485	80,392
TOTAL LIABILITIES	2,574,132	2,569,269

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-14,578,758 in 2016 and 14,557,815 in 2015
Outstanding shares-12,185,737 in 2016 and 12,740,018 in 2015	1,820	1,817
Additional paid-in capital	74,525	73,396
Retained earnings	421,826	395,633
Accumulated other comprehensive loss	(14,164)	(9,401)
Less: Treasury shares at cost-2,393,021 in 2016 and 1,817,797 in 2015	(69,612)	(51,129)
TOTAL SHAREHOLDERS’ EQUITY	414,395	410,316
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,988,527	$2,979,585

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Dollar amounts in thousands, except per share data)

	Years Ended December 31,
	2016	2015	2014
	(unaudited)
INTEREST INCOME:
Loans, including related fees	$86,128	$84,022	$87,530
Securities:
Taxable	14,506	15,815	17,015
Tax-exempt	7,269	7,194	7,084
Other	1,477	1,645	1,729
TOTAL INTEREST INCOME	109,380	108,676	113,358
INTEREST EXPENSE:
Deposits	4,159	3,934	4,624
Short-term borrowings	134	70	99
Other borrowings	114	165	803
TOTAL INTEREST EXPENSE	4,407	4,169	5,526
NET INTEREST INCOME	104,973	104,507	107,832
Provision for loan losses	3,300	4,700	5,072
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	101,673	99,807	102,760
NON-INTEREST INCOME:
Trust and financial services	5,208	5,586	5,860
Service charges and fees on deposit accounts	10,530	10,145	10,772
Other service charges and fees	12,307	11,798	11,697
Securities gains/(losses), net	34	17	(3)
Gain on sale of certain assets and liabilities of insurance brokerage	12,822	—	—
Insurance commissions	2,346	6,945	7,646
Gain on sales of mortgage loans	1,842	1,998	1,849
Other	1,842	2,690	2,964
TOTAL NON-INTEREST INCOME	46,931	39,179	40,785
NON-INTEREST EXPENSE:
Salaries and employee benefits	52,730	60,109	55,936
Occupancy expense	6,865	6,978	7,218
Equipment expense	7,300	6,991	7,269
FDIC Expense	1,300	1,769	1,931
Other	22,113	22,551	23,230
TOTAL NON-INTEREST EXPENSE	90,308	98,398	95,584
INCOME BEFORE INCOME TAXES	58,296	40,588	47,961
Provision for income taxes	19,883	10,392	14,189
NET INCOME	38,413	30,196	33,772
OTHER COMPREHENSIVE INCOME
Change in unrealized gains/losses on securities, net of reclassifications and taxes	(10,130)	(1,225)	13,913
Change in funded status of post retirement benefits, net of taxes	5,367	6,353	(14,473)
COMPREHENSIVE INCOME	$33,650	$35,324	$33,212
PER SHARE DATA
Basic and Diluted Earnings per Share	$3.12	$2.35	$2.55
Weighted average number of shares outstanding (in thousands)	12,317	12,836	13,226